UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2021

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)

(441) 278-3140
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Annual General Meeting of Shareholders

As previously announced, in light of the pendency of the consummation of the transactions (the “Closing”) contemplated by the Agreement and Plan of Merger dated as of August 6, 2020, as it may be amended from time to time, by and among Third Point Reinsurance Ltd., Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”) and Yoga Merger Sub Limited, the Company postponed the 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) and set the date for such meeting to occur on March 31, 2021, in the event that the Closing has not occurred by such date. On January 4, 2021, the Board of Directors of the Company modified the previously announced record date for the Annual Meeting. Shareholders of record as of the close of business on February 5, 2021 will be entitled to attend and vote at the Annual Meeting and any adjournment thereof. The Company will provide new proxy materials in connection with the Annual Meeting with additional information. The election of directors will take place at the Annual Meeting.

The Company also previously announced that any shareholder proposals submitted to the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order to be included in the proxy materials for the Annual Meeting, must be received at the Company’s principal executive offices no later than December 31, 2020. The Company received no such shareholder proposals by that deadline.

Special General Meeting of Shareholders

On December 25, 2020, the Company received a requisition notice (the “Requisition Notice”) for a special general meeting of shareholders (a “Special Meeting”) from CM Bermuda Limited (“CM Bermuda”), with a proposed agenda that was the same agenda contemplated for the previously announced Annual Meeting. CM Bermuda is the beneficial owner of approximately 96% of the common shares of the Company, with 87% of the voting power, and has the right to requisition a Special Meeting pursuant to the Company’s Bye-Laws. Also on December 25, 2020, the Company received a notice (together with the Requisition Notice, the “Notices”) to convene a Special Meeting from two members of the Company’s Board, with a proposed agenda that was the same agenda contemplated for the Annual Meeting.

On January 4, 2021, the Board of Directors of the Company, as required by the Bye-Laws in response to the Notices, determined that a Special Meeting will be held on March 31, 2021, in the event that the Closing has not occurred by such date. Shareholders of record as of the close of business on February 5, 2021 will be entitled to attend and vote at the Special Meeting and any adjournment thereof. The Special Meeting will be held for the following purposes:
•To hold an advisory vote to approve the compensation of the Company’s named executive officers;
•To hold a vote to approve (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered certified public accounting firm for the year ending December 31, 2020 and (ii) the ratification of the determination of PwC’s remuneration by the Audit & Risk Management Committee of the Board; and
•To receive the audited financial statements (together with the auditor’s report) of the Company for the years ended December 31, 2019 and December 31, 2018 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s Bye-Laws.

The Company will provide proxy materials in connection with the Special Meeting with additional information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

By: /s/ Gene Boxer
Name: Gene Boxer
Title: Chief Strategy Officer & Group General Counsel

Date: January 6, 2021